Exhibit 99.1

PROMISSORY NOTE

FACE AMOUNT

       $2,400,000

PRICE

       $2,000,000

INTEREST RATE

       0% per month

NOTE NUMBER

       September-2005-101

ISSUANCE DATE

       September 9, 2005

MATURITY DATE

       September 8, 2006

FOR VALUE RECEIVED, EGPI Firecreek, Inc., a Nevada corporation (the “Company”), (OTC BB: EFCR) hereby promises to pay to the order of DUTCHESS PRIVATE EQUITIES FUND, L.P. AND DUTCHESS PRIVATE EQUITIES FUND, II, L.P. (collectively, the “Holder”) by the Maturity Date, or earlier, the Face Amount of Two Million Four Hundred Thousand Dollars ($2,400,000) U.S., in such amounts, at such times and on such terms and conditions as are specified herein (this "Note").

Any capitalized term not defined in this Note are defined in the Investment Agreement for the Equity Line of Credit between Dutchess Private Equities Fund II, LP (the “Investor”) and the Company (the "Equity Line").

Article 1      Method of Payment

Payments made by the Company in satisfaction of this Note (each a "Payment," and collectively, the "Payments") shall be made from each Put from the Equity Line of Credit with the Investor given by the Company to the Investor.   The Company shall make payments to the Holder in the amount of the greater of a) up to seventy-five percent (75%) of each Put to  the Investor from the Company; or, b) two hundred thousand dollars ($200,000) (collectively, the “Payment Amount”) until the Face Amount is paid in full, minus any fees due.   First Payment will be due at the earlier of 1) thirty (30) days following the Issuance Date or 2) the successful Closing of the next Put ("Payment Date" or "Payment Dates") and all subsequent Payments will be made at the Closing of every Put to the Investor thereafter until  this Note is paid in full.   Notwithstanding any provision to the contrary in this Note, the Company may pay in full to the Holder the Face Amount, or any balance remaining thereof, in readily available funds at any time and from time to time without penalty.

Payments pursuant to this Note shall be made directly from the Closing of each Put (“Put Closing”) and shall be wired directly to the Holder on the Closing Date and shall be included in the Total Aggregate Dollars Raised.  The Holder shall retain the sole right and from time to time may elect to lower the amount of a Payment (“Lowered Payment Amount”) if so requested by the Company.  In the event of a Lowered Payment Amount, the next payment under this Note will be increased by the greater of 1) the percentage difference between the next Payment and the

Lowered Payment Amount (Example: If the Company places a Put for $100,000 ($75,000 of which would go toward payment of the Face Amount of this Note) and the Company requests a Lowered Payment such that $37,500 will go toward payment of the Face Amount of this Note (thus, the Company owes Holder $37,500, which is 50% of the total amount owed to the Holder under such Put), and the next Put is for $500,000 ($375,000 of which will go toward payment of the Face Amount of this Note), then the total amount owed to the Holder under this Put will be $125,000 multiplied by 1.50) or 2) the actual dollar amount difference between the next payment and the Lowered Payment Amount.

The Company hereby authorizes Dutchess Private Equities Fund, II LP, to transfer funds directly to the Holder from each Put in connection with the Company’s execution of the Collateral (as defined below in Article 2).  The Puts shall be deemed closed for the amounts transferred to the Holder immediately upon the Put Closing.

Article 2        Collateral

The Company does hereby agree to issue forty (40) Put Notices ("Collateral")  to the Investor for the full amount applicable under the terms of the Equity Line Investment Agreement ("Investment Agreement") and shall do so at the maximum frequency allowed under the Investment Agreement, until such time as the Note is paid in full. The Company shall deliver the Collateral upon execution of this Note (hereto attached as Exhibit A, and incorporate by reference).  Upon the completion of the Company's obligation to the Holder of the Face Amount of this Note, the Company will not be under further obligation to complete any more Puts.  All remaining Put sheets shall be marked “VOID” by the Investor and sent back to the Company at the Company’s request.

Article 3        Unpaid Amounts

In the event that on the Maturity Date the Company has any remaining amounts unpaid on this Note (the "Residual Amount"), the Holder can exercise its right to increase the Face Amount by ten percent (10%) as an initial penalty and an additional two and one-half percent (2.5%) per month paid as liquated damages ("Liquidated Damages").  The Liquated Damages will be compounded daily. If the aforementioned occurs, the Company will be in Default and the remedies as described in Article 4 may be taken at the Holder’s discretion.  It is the intention and acknowledgement of both parties that the Liquidated Damages not be deemed as interest.

Article 4      Defaults and Remedies

Section 4.1

Events of Default.  An “Event of Default” or "Default" occurs if (a) the Company does not make the Payment on the Face Amount of this Note within two (2) business days of the applicable Closing of a Put, a Payment Date;  or, a balance on the Note exists on the Maturity Date, as applicable, upon redemption or otherwise, (b) the Company, pursuant to or within the meaning of any Bankruptcy Law (as hereinafter defined):  (i) commences a voluntary case; (ii) consents to the entry of an order for relief against it in an involuntary case; (iii)

consents to the appointment of a Custodian (as hereinafter defined) of it or for all or substantially all of its property; (iv) makes a general assignment for the benefit of its creditors; or (v) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:  (A) is for relief against the Company in an involuntary case; (B) appoints a Custodian of the Company or for all or substantially all of its property; or (C) orders the liquidation of the Company, and the order or decree remains unstayed and in effect for sixty (60) calendar days; (c) the Company’s $0.001 par value common stock (the "Common Stock") is suspended or is no longer listed on any recognized exchange, including an electronic over-the-counter bulletin board, for in excess of two (2) consecutive trading days; or (d) either the registration statement for the underlying shares in the Investment Agreement does not remain effective for any reason or (e) the Company fails to comply with any of the Articles of this Agreement as outlined.  As used in this Section 4.1, the term “Bankruptcy Law” means Title 11 of the United States Code or any similar federal or state law for the relief of debtors.  The term “Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

In the Event of Default, the Holder may elect to secure a portion of the Company's assets not to exceed 200% of the Face Amount of the Note, including, but not limited to: accounts receivable, cash, marketable securities, equipment, building, land or inventory.  The Holder may also elect to garnishee Revenue from the Company in an amount that will repay the Holder on the schedules outlined in this Agreement.

For each Event of Default, as outlined in this Agreement, the Holder can exercise its right to increase the Face Amount of the Debenture by ten percent (10%) as an initial penalty.  In addition, the Holder may elect to increase the Face Amount by two and one-half percent (2.5%) per month paid as a penalty for Liquidated Damages.  The Liquated Damages will be compounded daily.  It is the intention and acknowledgement of both parties that the Liquidated Damages not be deemed as interest.

In the event of a Default hereunder, the Holder shall have the right, but not the obligation, to 1) switch the Residual Amount to a three-year (“Convertible Maturity Date”), fifteen percent (15%) interest bearing convertible debenture at the terms described in Section 4.2 (the "Convertible Debenture"). At such time of Default, the Convertible Debenture shall be considered closed (“Convertible Closing Date”).  If the Holder chooses to convert the Residual Amount to a Convertible Debenture, the Company shall have twenty (20) business days after notice of the same (the "Notice of Convertible Debenture") to file a registration statement covering an amount of shares equal to three hundred percent (300%) of the Residual Amount. Such registration statement shall be declared effective under the Securities Act of 1933, as amended (the “Securities Act”), by the Securities and Exchange Commission (the “Commission”) within forty (40) business days of the date the Company files such Registration Statement.   In the event the Company does not file such registration statement within twenty (20)  business days of the Holder's request, or such registration statement is not declared by the Commission to be effective under the Securities Act within the time period described above , the Residual Amount shall increase by five thousand dollars ($5,000) per day.  In the event the Company is given the option for accelerated effectiveness of the registration statement, it agrees that it shall cause such registration statement to be declared effective as soon as reasonably practicable.  In the event that the Company is given the option for accelerated effectiveness of the registration statement, but chooses not to cause such registration statement to be declared effective on such accelerated basis, the Residual Amount shall increase by five thousand dollars ($5,000) per day commencing on the earliest date as of which such registration statement would have been declared to be effective if subject to accelerated effectiveness; or 2) the Holder may increase the Payment Amount described under Article 1 to fulfill the repayment of the Residual Amount.  The Company shall provide full cooperation to the Holder in directing funds owed to the Holder on any Put to the Investor.    The Company agrees to diligently carry out the terms outlined in the Investment Agreement for delivery of any such shares.  In the event the Company is not diligently fulfilling its obligation to direct funds owed to the Holder from Puts to the Investor, as reasonably determined by the Holder, the Holder may, after giving the Company two (2) business days’ advance notice to cure the same, elect to increase the Face Amount of the Note by 2.5% each day, compounded daily.

Section 4.2  Conversion Privilege

(a)

The Holder shall have the right to convert the Convertible Debenture into shares of Common Stock at any time following the Convertible Closing Date and which is before the close of business on the Convertible Maturity Date.  The number of shares of Common Stock issuable upon the conversion of the Convertible Debenture shall be determined pursuant to Section 4.3, but the number of shares issuable shall be rounded up or down, as the case may be, to the nearest whole share.

(b)

The Convertible Debenture may be converted, whether in whole or in part, at any time and from time to time.

(c)

In the event all or any portion of the Convertible Debenture remains outstanding on the Convertible Maturity Date (the "Debenture Residual Amount"), the unconverted portion of such Convertible Debenture will automatically be converted into shares of Common Stock on such date in the manner set forth in Section 4.3.

Section 4.3 Conversion Procedure.

The Residual Amount may be converted, in whole or in part any time and from time to time, following the Convertible Closing Date.  Such conversion shall be effectuated by surrendering to the Company, or its attorney, the Convertible Debenture to be converted together with a facsimile or original of the signed notice of conversion (the "Notice of Conversion").   The date on which the Notice of Conversion is effective (“Conversion Date”) shall be deemed to be the date on which the Holder has delivered to the Company a facsimile or original of the signed Notice of Conversion, as long as the original Convertible Debenture(s) to be converted are received by the Company within five (5) business days thereafter.  At such time that the original Convertible Debenture has been received by the Company, the Holder can elect to whether a reissuance of the Convertible Debenture is warranted, or whether the Company can retain the Convertible Debenture as to a continual conversion by the Holder.  Notwithstanding the above, any Notice of Conversion received by 4:00 P.M. EST shall be deemed to have been received the following business day (receipt being via a confirmation of the time such facsimile to the Company is received).

(a)

Common Stock to be Issued.   Upon the conversion of any Convertible Debentures and upon receipt by the Company or its attorney of a facsimile or original of the Holder’s signed Notice of Conversion, the Company shall instruct its transfer agent to issue stock certificates without restrictive legends or stop transfer instructions, if at that time the aforementioned registration statement described in Section 4.1 has been declared effective (or with proper restrictive legends if the registration statement has not as yet been declared effective), in such denominations to be specified at conversion representing the number of shares of Common Stock issuable upon such conversion, as applicable.   In the event that the Debenture is aged one year and deemed sellable under Rule 144, the Company shall, upon a Notice of Conversion, instruct the transfer agent to issue free trading certificates without restrictive legends, subject to other applicable securities laws.  The Company is responsible to provide all costs associated with the issuance of the shares, including but not limited to the opinion letter, FedEx of the certificates and any other costs that arise. The Company shall act as registrar and shall maintain an appropriate ledger containing the necessary information with respect to each Convertible Debenture. The Company warrants that no instructions, other than these instructions, have been given or will be given to the transfer agent and that the Common Stock shall otherwise be freely resold, except as may be set forth herein or subject to applicable law.

(b)

Conversion Rate.  Holder is entitled to convert the Debenture Residual Amount , plus accrued interest, anytime following the Convertible Maturity Date, at the lesser of (i) fifty percent (50%) of the lowest closing bid price during the fifteen (15) trading  immediately preceding the Convertible Maturity Date or (ii) 100% of the lowest bid price for the twenty (20) trading days immediately preceding the  Convertible Maturity Date (“Fixed Conversion Price”).   No fractional shares or scrip representing fractions of shares will be issued on conversion, but the number of shares issuable shall be rounded up or down, as the case may be, to the nearest whole share.

(c)

Nothing contained in the Convertible Debenture shall be deemed to establish or require the payment of interest to the Holder at a rate in excess of the maximum rate permitted by governing law.  In the event that the rate of interest required to be paid exceeds the maximum rate permitted by governing law, the rate of interest required to be paid thereunder shall be automatically reduced to the maximum rate permitted under the governing law and such excess shall be returned with reasonable promptness by the Holder to the Company.

(d)

It shall be the Company’s responsibility to take all necessary actions and to bear all such costs to issue the Common Stock as provided herein, including the responsibility and cost for delivery of an opinion letter to the transfer agent, if so required.  Holder shall be treated as a shareholder of record on the date Common Stock is issued to the Holder. If the Holder shall designate another person as the entity in the name of which the stock certificates issuable upon conversion of the Convertible Debenture are to be issued prior to the issuance of such certificates, the Holder shall provide to the Company evidence that either no tax shall be due and payable as a result of such transfer or that the applicable tax has been paid by the Holder or such person. Upon surrender of any Convertible Debentures that are to be converted in part, the Company shall issue to the Holder a new Convertible Debenture equal to the unconverted amount, if so requested in writing by the Holder.

(e)

Within five (5) business days after receipt of the documentation referred to above in Section 4.2, the Company shall deliver a certificate, for the number of shares of Common Stock issuable upon the conversion.  In the event the Company does not make delivery of the Common Stock as instructed by Holder within five (5) business days after the Conversion Date, then in such event the Company shall pay to the Holder one percent (1%) in cash of the dollar value of the Debenture Residual Amount remaining after said conversion, compounded daily, per each day after the fifth (5th) business day following the Conversion Date that the Common Stock is not delivered to the Purchaser.

      The Company acknowledges that its failure to deliver the Common Stock within five (5) business days after the Conversion Date will cause the Holder to suffer damages in an amount that will be difficult to ascertain.  Accordingly, the parties agree that it is appropriate to include in this  Note a provision for liquidated damages  The parties acknowledge and agree that the liquidated damages provision set forth in this section represents the parties’ good faith effort to quantify such damages and, as such, agree that the form and amount of such liquidated damages are reasonable and will not constitute a penalty.  The payment of liquidated damages shall not relieve the Company from its obligations to deliver the Common Stock pursuant to the terms of this Convertible Debenture.

(f)

The Company shall at all times reserve (or make alternative written arrangements for reservation or contribution of shares) and have available all Common Stock necessary to meet conversion of the Convertible Debentures  by the Holder of the entire amount of Convertible Debentures then outstanding. If, at any time the Holder submits a Notice of Conversion and the Company does not have sufficient authorized but unissued shares of Common Stock (or alternative shares of Common Stock as may be contributed by stockholders of the Company) available to effect, in full, a conversion of the Convertible Debentures (a “Conversion Default,” the date of such default being referred to herein as the “Conversion Default Date”), the Company shall issue to the Holder all of the shares of Common Stock which are available, and the Notice of Conversion as to any Convertible Debentures requested to be converted but not converted (the “Unconverted Convertible Debentures”), may be deemed null and void upon written notice sent by the Holder to the Company.  The Company shall provide notice of such Conversion Default (“Notice of Conversion Default”) to the Holder, by facsimile within three (3) business days of such default (with the original delivered by overnight mail or two day courier), and the Holder shall give notice to the Company by facsimile within five (5) business days of receipt of the original Notice of Conversion Default (with the original delivered by overnight mail or two day courier) of its election to either nullify or confirm the Notice of Conversion.

The Company acknowledges that its failure to maintain a sufficient number of authorized but unissued shares of Common Stock to effect in full a conversion of the Convertible Debentures will cause the Holder to suffer damages in an amount that will be difficult to ascertain.  Accordingly, the parties agree that it is appropriate to include in this Agreement a provision for liquidated damages.  The parties acknowledge and agree that the liquidated damages provision set forth in this section represents the parties’ good faith effort to quantify such damages and, as such, agree that the form and amount of such liquidated damages are reasonable and will not constitute a penalty.  The payment of liquidated damages shall not relieve the Company from its obligations to deliver the Common Stock pursuant to the terms of this Convertible Debenture.

(g)

If, by the third (3rd) business day after the Conversion Date of any portion of the Convertible Debentures to be converted (the “Delivery Date”), the transfer agent fails for any reason to deliver the Common Stock upon conversion by the Holder and after such Delivery Date, the Holder purchases, in an open market transaction or otherwise, shares of Common Stock (the "Covering Shares") solely in order to make delivery in satisfaction of a sale of Common Stock by the Holder (the "Sold Shares"), which delivery such Holder anticipated to make using the Common Stock issuable upon conversion (a "Buy-In"), the Company shall pay to the Holder, in addition to any other amounts due to Holder pursuant to this Convertible Debenture, and not in lieu thereof, the Buy-In Adjustment Amount (as defined below).  The "Buy In Adjustment Amount" is the amount equal to the excess, if any, of (x) the Holder's total purchase price (including brokerage commissions, if any) for the Covering Shares over (y) the net proceeds (after brokerage commissions, if any) received by the Holder from the sale of the Sold Shares.  The Company shall pay the Buy-In Adjustment Amount to the Holder in immediately available funds within five (5) business days of written demand by the Holder.  By way of illustration and not in limitation of the foregoing, if the Holder purchases shares of Common Stock having a total purchase price (including brokerage commissions) of $11,000 to cover a Buy-In with respect to shares of Common Stock it sold for net proceeds of $10,000, the Buy-In Adjustment Amount which the Company will be required to pay to the Holder will be $1,000.

(h)

The Company shall defend, protect, indemnify and hold harmless the Holder and all of  its shareholders, officers, directors, employees, counsel, and direct or indirect investors and any of the foregoing person's agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the "Section 4.3(h) Indemnitees") from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Section 4.3(h) Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys' fees and disbursements (the “Section 4.3(h) Indemnified Liabilities"), incurred by any Section 4.3(h) Indemnitee as a result of, or arising out of, or relating to (i) any misrepresentation or breach of any representation or warranty made by the Company in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (ii) any breach of any covenant, agreement, or obligation of the Company contained in the Transaction Documents or any other certificate, instrument, or document  contemplated hereby or thereby, (iii) any cause of action, suit, or claim brought or made against such Section 4.3(h) Indemnitee by a third party and arising out of or resulting from the execution, delivery, performance, or enforcement of the Transaction Documents or any other certificate, instrument, or document contemplated hereby or thereby, (iv) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Common Stock underlying the Convertible Debenture (“Securities”), or (v) the status of the Holder or holder of the Securities as an investor in the Company, except insofar as any such misrepresentation, breach or any untrue statement, alleged untrue statement, omission, or alleged omission is made in reliance upon and in conformity with written information furnished to the Company by the Holder or the Investor which is specifically intended by the Holder or the Investor to be relied upon by the Company, including for use in the preparation of any such registration statement, preliminary prospectus, or prospectus, or is based on illegal trading of the Common Stock by the Holder or the Investor. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities that is permissible under applicable law. The indemnity provisions contained herein shall be in addition to any cause of action or similar rights the Holder may have, and any liabilities the Holder may be subject to.

Article 5      Additional Financing and Registration Statements

The Company, with respect to the parent public entity, will not enter into any additional financing agreements, debt or equity, without prior expressed written consent from the Holder, which shall not be unreasonably withheld.  Failure to do so will result in an Event of Default and the Holder may elect to take the action outlined in Article 4.

The Company agrees that it shall not file any registration statement which includes any of its Common Stock, including those on Form S-8, until such time as the Note is paid off in full ("Lock-Up Period") or without the prior written consent of the Holder.  The Holder shall also reserve the right to switch to the terms of the new financing ("Most Favored Nations").

The Company agrees that any and all its officers, insiders, affiliates or other related parties shall refrain from selling any Stock, during the Lock-Up Period.

Article 6      Notice.

Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Note must be in writing and will be deemed to have been delivered (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided a confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one (1) day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same.  The addresses and facsimile numbers for such communications shall be:

If to the Company:

Attn: Dennis Alexander

EGPI Firecreek, Inc.

6564 Smoke Tree Lane

Scottsdale, Arizona 85253

Telephone: (480) 948-6581

Fax: (480)  443-1430

If to the Holder:

Dutchess Private Equities Fund, II, LP and Dutchess Private Equities Fund, LP

Douglas Leighton

50 Commonwealth Ave, Suite 2

Boston, MA  02116

(617) 301-4700

(617) 249-0947

Each party shall provide five (5) business days prior notice to the other party of any change in address, phone number or facsimile number.

Article 7      Time

Where this Note authorizes or requires the payment of money or the performance of a condition or obligation on a Saturday or Sunday or a holiday in which the United States Stock Markets (“US Markets”) are closed (“Holiday”), or authorizes or requires the payment of money or the performance of a condition or obligation within, before or after a period of time computed from a certain date, and such period of time ends on a Saturday or a Sunday or a Holiday, such payment may be made or condition or obligation performed on the next succeeding business day, and if the period ends at a specified hour, such payment may be made or condition performed, at or before the same hour of such next succeeding business day, with the same force and effect as if made or performed in accordance with the terms of this Note.  A “business day” shall mean a day on which the US Markets are open for a full day or half day of trading.

Article 8      No Assignment

This Note shall not be assigned.

Article 9      Rules of Construction.

In this Note, unless the context otherwise requires, words in the singular number include the plural, and in the plural include the singular, and words of the masculine gender include the feminine and the neuter, and when the tense so indicates, words of the neuter gender may refer to any gender.  The numbers and titles of sections contained in the Note are inserted for convenience of reference only, and they neither form a part of this Note nor are they to be used in the construction or interpretation hereof.  Wherever, in this Note, a determination of the Company is required or allowed, such determination shall be made by a majority of the Board of Directors of the Company and, if it is made in good faith, it shall be conclusive and binding upon the Company and the Holder.

Article 10      Governing Law

The validity, terms, performance and enforcement of this Note shall be governed and construed by the provisions hereof and in accordance with the laws of the Commonwealth of Massachusetts applicable to agreements that are negotiated, executed, delivered and performed solely in the Commonwealth of Massachusetts.

Article 11      Litigation

The parties to this agreement will submit all disputes arising under this agreement to arbitration in Boston, Massachusetts before a single arbitrator of the American Arbitration Association (“AAA”).  The arbitrator shall be selected by application of the rules of the AAA, or by mutual agreement of the parties, except that such arbitrator shall be an attorney admitted to practice law in the Commonwealth of Massachusetts.  No party to this agreement will challenge the jurisdiction or venue provisions as provided in this section.

Article 12      Conditions to Closing

The Company shall have delivered the proper Collateral to the Holder before Closing of this Note.

Article 13      Structuring and Administration Expense

The Company shall pay fees associated with the transaction in the amount of one hundred and fifty thousand dollars ($150,000) directly from the Closing of this Note.

Article 14      Indemnification

In consideration of the Holder's execution and delivery of this Agreement and the acquisition and funding by the Holder of the Note hereunder and in addition to all of the Company's other obligations under the documents contemplated hereby, the Company shall defend, protect, indemnify and hold harmless the Holder and all of its shareholders, officers, directors, employees, counsel, and direct or indirect investors and any of the foregoing person's agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the "Indemnities") from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys' fees and disbursements (the “Indemnified Liabilities" ), incurred by any Indemnitee as a result of, or arising out of, or relating to (i) any misrepresentation or breach of any representation or warranty made by the Company in the Note, or any other certificate, instrument or document contemplated hereby or thereby (ii) any breach of any covenant, agreement or obligation of the Company contained in the Note or any other certificate, instrument or document  contemplated hereby or thereby, except insofar as any such misrepresentation, breach or any untrue statement, alleged untrue statement, omission or alleged omission is made in reliance upon and in conformity with written information furnished to the Company by, or on behalf of, the Holder or is based on illegal trading of the Common Stock by the Holder. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities that is permissible under applicable law. The indemnity provisions contained herein shall be in addition to any cause of action or similar rights the Holder may have, and any liabilities the Holder may be subject to.

Article 15      Investor Shares

The Company shall issue six million (6,000,000) shares of unregistered, restricted Common Stock to the Holder as an incentive for the investment (“Shares”).  The Shares shall be issued and delivered immediately to the Holder and shall carry piggyback registration rights.  The Investor's Shares shall be deemed fully earned as of the date hereof.  In the event the Shares are not registered in the next registration statement, the Company shall pay to the Holder, as a penalty, six million (6,000,000) additional shares of common stock for each time a registration statement is filed and the Shares are not included.  The Holder retains the right to waive such penalty, in the event Holder chooses to do so.  Failure to do so will result in an Event of Default and the Holder may elect to take the action outlined in Article 4.  This Event of Default will survive this Agreement until such time as the Shares are no longer under the control of the Holder.

Article 16       Use of Proceeds

For  general corporate working capital purposes. This shall not to be used to pay down long-term debt to any financial institution.

Article 17       Rules of Construction.

In this Note, unless the context otherwise requires, words in the singular number include the plural, and in the plural include the singular, and words of the masculine gender include the feminine and the neuter, and when the tense so indicates, words of the neuter gender may refer to any gender. The numbers and titles of sections contained in the Note are inserted for convenience of reference only, and they neither form a part of this Note nor are they to be used in the construction or interpretation hereof. Wherever, in this Note, a determination of the Company is required or allowed, such determination shall he made by a majority of the Board of Directors of the Company and if it in made in good faith, it shall be conclusive and binding upon the Company and the Holder of this Note.

Article 18      Voting

To the extent available under Nevada Revised Statutes or a period of one year, Holder or any designee agrees to Vote all restricted shares held by Holder or any designee, as reasonably available, with and for Management, including at elections, and issues presented to a vote of the Shareholders, from time to time, and therefore to be consistent in its voting with various terms of

Voting Agreements in place with Management, and other shareholders providing similar consent action by specific proxy or other acceptable written method.

Article 19      Waiver

The Holder's delay or failure at any time or times hereafter to require strict performance by Company of any undertakings, agreements or covenants shall not waiver, affect, or diminish any right of the Holder under this Agreement to demand strict compliance and performance herewith. Any waiver by the Holder of any Event of Default shall not waive or affect any other Event of Default, whether such Event of Default is prior or subsequent thereto and whether of the same or a different type. None of the undertakings, agreements and covenants of the Company contained in this Agreement, and no Event of Default, shall be deemed to have been waived by the Holder, nor may this Agreement be amended, changed or modified, unless such waiver, amendment, change or modification is evidenced by an instrument in writing specifying such waiver, amendment, change or modification and signed by the Holder.

Article 20      Waiver of Jury Trial

AS A MATERIAL INDUCEMENT FOR EACH PARTY HERETO TO ENTER INTO THIS WARRANT, THE PARTIES HERETO HEREBY WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING RELATED IN ANY WAY TO THIS WARRANT AND/OR ANY AND ALL OF THE OTHER DOCUMENTS ASSOCIATED WITH THIS TRANSACTION.

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Any misrepresentations shall be considered a breach of contract and an Event of Default under this Agreement and the Holder may seek to take actions as described under Article 4 of this Agreement.

IN WITNESS WHEREOF, the Company has duly executed this Note as of the date first written above.

EGPI FIRECREEK, INC.

By:__________________________________

Name:

  Dennis Alexander

Title:

  Chief Financial Officer & Chairman

DUTCHESS PRIVATE EQUITIES FUND, L.P.

DUTCHESS PRIVATE EQUITIES FUND, II, L.P.

BY ITS GENERAL PARTNER DUTCHESS

CAPITAL MANAGEMENT, LLC

By:__________________________________

Name:  Douglas H. Leighton

Title:  A Managing Member